EXHIBIT 99.1

Colony Bankcorp, Inc. Announces First Quarter Results

FITZGERALD, Ga., April 20, 2012 (GLOBE NEWSWIRE) -- Colony Bankcorp, Inc. (Nasdaq:CBAN), today reported net income available to shareholders of $189,000, or $0.02 per diluted share for the first quarter of 2012 compared to first quarter 2011 net income available to shareholders of $706,000, or $0.08 per diluted share. The decrease was primarily attributable to an increase in loan loss provisions and a decrease in non-interest income for the comparable periods. This was partially offset by an increase in net interest income as Colony's loan and deposit pricing guidance resulted in Colony realizing an increase in net interest income compared to the prior period for the first time in several years. "Our pre-tax, pre-provision core earnings continue to provide solid support for the credit-related expenses needed to address our problem assets. We are cautiously optimistic about recent signs of improvement in the economy and housing and real estate market and that our substandard assets have peaked. Though we had a slight uptick in nonperforming assets to $60.72 million at March 31, 2012 from $59.71 million at December 31, 2011, the substandard assets to tier one equity plus loan loss allowance ratio improved to 72.25% at March 31, 2002 from 75.32% at December 31, 2011. Colony's management, staff and board of directors are committed to reducing our problem assets to an acceptable level and returning to our accustomed earnings standards," said Terry L. Hester, Executive Vice President and Chief Financial Officer. "Our goal during 2012 is to continue making incremental progress and we were able to accomplish that this quarter."

Capital

Colony continues to maintain a favorable capital position to be categorized as "well-capitalized" by regulatory benchmarks. At March 31, 2012, the Company's tier one leverage ratio, tier one and total risk-based capital ratios were 9.38 percent, 15.73 percent and 16.99 percent, respectively, compared to the previous quarter end of 9.51 percent, 15.24 percent  and 16.50 percent, respectively, at December 31, 2011 and to 8.63 percent, 14.12 percent and 15.39 percent, respectively, at March 31, 2011. Regulatory benchmarks to be categorized as "well-capitalized" for tier one leverage ratio, tier one and total risk-based capital ratios are 5.00 percent, 6.00 percent and 10.00 percent, respectively.

Net Interest Margin

During the first quarter of 2012, the Company reported net interest income of $8.89 million and a net interest margin of 3.23 percent, compared to $8.82 million and 2.98 percent, respectively, for first quarter 2011.  The Company continues to focus on maximizing its net interest margin through deposit and loan pricing guidance. Anticipated loan growth along with pricing discipline should result in continued net interest margin improvement the balance of 2012.

Asset Quality

The Company continues to closely monitor our substandard and non-performing assets and focus on problem asset resolution. Substandard assets totaled $90.19 million at March 31, 2012 compared to $92.09 million and $113.65 million, respectively, at December 31, 2011 and March 31, 2011. Substandard assets to tier one capital plus loan loss reserve ratio was 72.25%, 75.32% and 87.39%, respectively, at March 31, 2012, December 31, 2011 and March 31, 2011. Though much work remains to reduce substandard assets, improvement in these ratios reflects solid work in addressing and bringing resolution to substandard assets. Non-performing assets increased slightly from the previous quarter end to $60.72 million or 8.35 percent of total loans and other real estate owned as of March 31, 2012. This compares to $59.71 million or 8.10 percent and $51.02 million or 6.35 percent, respectively, as of December 31, 2011 and March 31, 2011.  The level of non-performing assets ties directly to the elevated risk in our residential, land development and commercial real estate loan portfolio and has resulted in higher than normal loan loss provisions the past several years. Unusually high levels of loan loss provisions have been required the past several years as company management addresses asset quality deterioration associated with the housing and real estate downturn and the economy in general.  Loan loss reserve methodology resulted in provision for loan losses of $1.94 million in three months ended March 31, 2012 compared to $1.50 million for the comparable 2011 period. Until we see stabilization in the economy and the housing and real estate market, we expect problem assets and charge-offs to be elevated above historical levels as we work through our problem assets.

Though other real estate balances appear to be basically flat over the past nine quarters, much resolution has taken place in liquidating these properties. Other real estate totaled $19.71 million at year end December 31, 2009 compared to $20.99 at March 31, 2012. During this period, $28.96 million has been added to other real estate, thus a reduction from sales and/or write-downs of $27.68 million. This significant movement of properties in a challenging real estate market is indicative of the commitment by Colony management to address its problem assets in a timely and prudent manner. Colony has established a target of twelve months to liquidate improved properties due to the high carrying cost of taxes, insurance, maintenance and repairs associated with holding these properties on our books.

In the first quarter of 2012 net charge-offs were $1.68 million, or 0.24 percent of average loans as compared to net charge-offs of $7.31 million, or 0.92 percent of average loans in first quarter 2011.  The loan loss reserve was $15.91 million on March 31, 2012, or 2.25 percent of total loans compared to $15.65 million on December 31, 2011, or 2.18 percent of total loans.  Management believes that the 2012 contributions to Allowance for Loan Losses address the level of non-performing assets and the related level of classified assets to be adequately reserved at March 31, 2012.

Noninterest Income

Total noninterest income decreased in the comparable periods as three months ended March 31, 2012 noninterest income was $1.81 million compared to $2.10 million in the comparable 2011 period. Gains realized from the sale of securities totaled $137 thousand in three months ended March 31, 2012 compared to a gain recorded on security transactions during the comparable period in 2011 of $396 thousand to primarily account for the decrease.   On a positive note, service charge on deposits increased 5.29% and mortgage fee income increased 30.65% over the prior comparable period. The Company began an initiative during first quarter 2012 to enhance our secondary mortgage lending operations. Mortgage lending training was provided to several current employees to boost our secondary market loan originators from six to sixteen. This will allow better penetration in the markets that Colony serves and result in increased mortgage fee income.

Noninterest Expense

Total noninterest expense increased to $7.98 million in three months ended March 31, 2012 compared to $7.94 million in the comparable 2011 period, or an increase of 0.50 percent. Credit-related expenses continue to be a strain on earnings as write down and losses on OREO property and repossession and foreclosure expenses totaled $763 thousand in three months ended March 31, 2012 compared to $827 thousand in the comparable 2011 period. Salaries and employee benefits expenses increased to $3.82 million in three months ended March 31, 2012 compared to $3.57 million in the comparable 2011 period, or an increase of 7.00 percent. This increase is primarily attributable to an increase in headcount related to  increased "back-office" regulatory compliance demands. Occupancy expenses decreased to $938 thousand in three months ended March 31, 2012 compared to $1.02 million in the same comparable 2011 period, or a decrease of 7.68 percent. The decrease was primarily attributable to less depreciation expense for the comparable periods.

Colony Bankcorp, Inc. is a bank holding company headquartered in Fitzgerald, Georgia that consists of one operating subsidiary, Colony Bank. The Company conducts a general full service commercial, consumer and mortgage banking business through thirty offices located in the middle and south Georgia cities of Fitzgerald, Warner Robins, Centerville, Ashburn, Leesburg, Cordele, Albany, Thomaston, Columbus, Sylvester, Tifton, Moultrie, Douglas, Broxton, Savannah, Eastman, Chester, Soperton, Rochelle, Pitts, Quitman and Valdosta, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq Global Market under the symbol "CBAN."

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Company's future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Forward-looking statements speak only as of the date on which such statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.    Readers are cautioned not to place undue reliance on these forward-looking statements.

COLONY BANKCORP, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
EARNINGS SUMMARY	03/31/12	03/31/11	03/31/12	03/31/11
Net Interest Income	$8,884	$8,818	$8,884	$8,818
Provision for Loan Losses	1,942	1,500	1,942	1,500
Non-interest Income	1,814	2,104	1,814	2,104
Non-interest Expense	7,983	7,939	7,983	7,939
Income Taxes (Benefits)	232	427	232	427
Net Income	541	1,056	541	1,056
Preferred Stock Dividend	352	350	352	350
Net Income Available to
Common Shareholders	189	706	189	706

	QUARTER ENDED		YEAR-TO-DATE
PER COMMON SHARE SUMMARY	03/31/12	03/31/11	03/31/12	03/31/11
Common Shares Outstanding	8,439,258	8,442,958	8,439,258	8,442,958
Weighted Average Basic Shares	8,439,258	8,439,220	8,439,258	8,439,220
Weighted Average Diluted Shares	8,439,258	8,439,220	8,439,258	8,439,220
Earnings Per Basic Share (b)	$0.02	$0.08	$0.02	0.08
Earnings Per Diluted Share (b)	$0.02	$0.08	$0.02	$0.08
Common Book Value Per Share	$8.23	$7.74	$8.23	$7.74
Tangible Common Book Value Per Share	$8.20	$7.70	$8.20	$7.70

	QUARTER ENDED		YEAR-TO-DATE
OPERATING RATIOS (1)	03/31/12	03/31/11	03/31/12	03/31/11
Net Interest Margin (a)	3.23%	2.98%	3.23%	2.98%
Return on Average Assets (b)	0.06%	0.22%	0.06%	0.22%
Return on Average Total Equity (b)	0.78%	3.05%	0.78%	3.05%
Efficiency (c)	75.35%	75.12%	75.35%	75.12%

(1) Annualized
(a) Computed using fully taxable-equivalent net income
(b) Computed using net income available to shareholders
(c ) Computed by dividing non-interest expense by the sum of fully taxable--
equivalent net interest income and non-interest income and excluding security gains/losses.
	QUARTER ENDED
ENDING BALANCES	03/31/12	03/31/11
Total Assets	$1,176,644	$1,244,075
Loans, Net of Reserves	690,533	760,450
Allowance for Loan Losses	15,910	22,470
Intangible Assets	250	286
Deposits	994,014	1,030,963
Common Shareholders' Equity	69,422	65,316
Common Equity to Total Asset	5.90%	5.25%
Total Equity	97,125	92,860
Total Equity to Total Assets	8.25%	7.46%

	QUARTER ENDED		YEAR-TO-DATE
AVERAGE BALANCES	03/31/12	03/31/11	03/31/12	03/31/11
Total Assets	$1,181,582	$1,256,011	$1,181,582	$1,256,011
Loans, Net of Reserves	692,439	794,563	692,439	794,563
Deposits	992,606	1,041,599	992,606	1,041,599
Common Shareholders' Equity	68,848	65,070	68,848	65,070
Total Equity	96,528	92,594	96,528	92,594

	QUARTER ENDED		YEAR-TO-DATE
ASSET QUALITY	03/31/12	03/31/11	03/31/12	03/31/11
Nonperforming Loans	$39,367	$29,792	$39,367	$29,792
Nonperforming Assets	60,722	51,018	60,722	51,018
Net Loan Chg-offs (Recoveries)	1,682	7,310	1,682	7,310
Reserve for Loan Loss to Gross Loans	2.25%	2.87%	2.25%	2.87%
Reserve for Loan Loss to Non--
performing Loans	40.41%	75.42%	40.41%	75.42%
Reserve for Loan Loss to Non--
performing Assets	26.30%	44.04%	26.30%	44.04%
Net Loan Chg-offs (Recoveries)
to Avg. Gross Loans	0.24%	0.92%	0.24%	0.92%
Nonperforming Loans to Gross Loans	5.57%	3.81%	5.57%	3.81%
Nonperforming Assets to Total Assets	5.16%	4.10%	5.16%	4.10%
Nonperforming Assets to Total Loans
And Other Real Estate	8.35%	6.35%	8.35%	6.35%

Quarterly Comparative Data (in thousands, except per share data)
	1Q2012	4Q2011	3Q2011	2Q2011	1Q2011

Assets	$1,176,644	$1,195,376	$1,145,983	$1,197,573	$1,244,075
Loans	690,533	700,614	724,030	743,656	760,450
Deposits	994,014	999,985	948,356	1,002,207	1,030,963
Common Shareholders' Equity	69,422	68,950	70,308	68,009	65,316
Total Equity	97,125	96,613	97,931	95,592	92,860
Net Income	541	381	558	539	1,056
Net Income Available to
Common Shareholders	189	31	208	189	706
Net Income Per Share	0.02	0.00	0.02	0.02	0.08

Key Performance Ratios	1Q2012	4Q2011	3Q2011	2Q2011	1Q2011

Return on Average Assets (1)	0.06%	0.01%	0.07%	0.06%	0.22%
Return on Average Total Equity (1)	0.78%	0.13%	0.87%	0.81%	3.05%
Common Equity to Total Assets	5.90%	5.76%	6.14%	5.68%	5.25%
Total Equity to Total Assets	8.25%	8.07%	8.55%	7.98%	7.46%
Net Interest Margin	3.23%	3.28%	3.21%	2.97%	2.98%
(1) Computed using net income available to shareholders

Consolidated Balance Sheets Colony Bankcorp, Inc.
(in thousands)

	Mar. 31, 2012	Mar. 31, 2011
	(unaudited)	(audited)
ASSETS
Cash and Cash Equivalents
Cash and Due from Banks	$18,055	$18,762
Federal Funds Sold	29,770	70,896
Securities Purchased Under Agreements to Resell	--	5,000
	47,825	94,658
Interest-Bearing Deposits	28,051	14,736
Investment Securities
Available for Sale, at Fair Value	333,608	292,203
Held for Maturity, at Cost (Fair Value of $48 and
$53 as of Mar. 31, 2012 and Mar. 31, 2011, Respectively)	47	50
	333,655	292,253
Federal Home Loan Bank Stock, at Cost	5,398	6,063
Loans	706,513	782,981
Allowance for Loan Losses	(15,910)	(22,470)
Unearned Interest and Fees	(70)	(61)
	690,533	760,450
Premises and Equipment	25,772	26,770
Other Real Estate	20,989	21,094
Other Intangible Assets	250	286
Other Assets	24,171	27,765
Total Assets	$1,176,644	$1,244,075

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
Noninterest-Bearing	$105,473	$94,859
Interest-Bearing	888,541	936,104
	994,014	1,030,963

Borrowed Money
Securities Sold Under Agreements to Repurchase	--	20,000
Subordinated Debentures	24,229	24,229
Other Borrowed Money	57,500	71,981
	81,729	116,210

Other Liabilities	3,776	4,042

Stockholders' Equity
Preferred Stock, Par Value $1,000; Authorized 10,000,000
Shares, Issued 28,000 Shares	27,703	27,544
Common Stock, Par Value $1; Authorized 20,000,000
Shares, Issued 8,439,258 and 8,442,958 Shares as of
March 31, 2012 and 2011, Respectively	8,439	8,443
Paid in Capital	29,145	29,171
Retained Earnings	29,604	29,147
Restricted Stock- Unearned Compensation	--	(30)
Accumulated Other Comprehensive Loss, Net of Tax	2,234	(1,415)
	97,125	92,869
Total Liabilities and Stockholders' Equity	$1,176,644	$1,244,075

Consolidated Statements of Income Colony Bankcorp, Inc.
(in thousands except per share data)

	Quarter		Year-to-Date
	Three Months Ended		Three Months Ended
	03/31/12	03/31/11	03/31/12	03/31/11
	(unaudited)	(audited)	(unaudited)	(audited)
Interest Income
Loans, Including Fees	$10,420	$11,568	$10,420	$11,568
Federal Funds Sold and Securities Purchased
Under Agreements to Resell	26	34	26	34
Deposits with Other Banks	20	18	20	18
Investment Securities
U. S. Government Agencies	1,618	1,843	1,618	1,843
State, County and Municipal	66	29	66	29
Corporate Obligations/Asset-Backed Sec.	24	23	24	23
Dividends on Other Investments	17	12	17	12
	12,191	13,527	12,191	13,527
Interest Expense
Deposits	2,470	3,654	2,470	3,654
Federal Funds Purchased and Securities Sold
Under Agreements to Repurchase	--	167	--	167
Borrowed Money	837	888	837	888
	3,307	4,709	3,307	4,709
Net Interest Income	8,884	8,818	8,884	8,818
Provision for Loan Losses	1,942	1,500	1,942	1,500
Net Interest Income After Provision for Loan Losses	6,942	7,318	6,942	7,318

Noninterest Income
Service Charges on Deposits	796	756	796	756
Other Service Charges, Commissions and Fees	419	315	419	315
Mortgage Fee Income	81	62	81	62
Securities Gains	137	396	137	396
Other	381	575	381	575
	1,814	2,104	1,814	2,104
Noninterest Expense
Salaries and Employee Benefits	3,820	3,569	3,820	3,569
Occupancy and Equipment	938	1,016	938	1,016
Other	3,225	3,354	3,225	3,354
	7,983	7,939	7,983	7,939

Income (Loss) Before Income Taxes	773	1,483	773	1,483
Income Taxes (Benefits)	232	427	232	427
Net Income (Loss)	541	1,056	541	1,056

Preferred Stock Dividends	352	350	352	350

Net Income (Loss) Available to Common Shareholders	$189	$706	$189	$706
Net Income (Loss) Per Share of Common Stock
Basic	$0.02	$0.08	$0.02	$0.08
Diluted	$0.02	$0.08	$0.02	$0.08
Weighted Average Basic Shares Outstanding	8,439,258	8,439,220	8,439,258	8,439,220
Weighted Average Diluted Shares Outstanding	8,439,258	8,439,220	8,439,258	8,439,220
CONTACT: Terry L. Hester
         Chief Financial Officer
         (229) 426-6002